Exhibit A(2)
FAITHSHARES TRUST
WRITTEN INSTRUMENT AMENDING THE CERTIFICATE OF TRUST
     The undersigned being a majority of the Trustees of FaithShares Trust (the “Trust”), a Delaware statutory trust, pursuant to Section 4 of Article VIII of the Agreement and Declaration of Trust dated October 13, 2009, do hereby approve the Amendment to the Certificate of Trust to change the name of the Trust from “FaithShares Trust” to “Exchange Traded Concepts Trust” effective immediately upon filing with the State of Delaware.
     IN WITNESS WHEREOF, the undersigned have this 15th day of July, 2011 signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

/s/ Nancy Bainbridge
Nancy Bainbridge
Trustee

/s/ Steven McConnell
Steven McConnell
Trustee

/s/ Adrian Cole
Adrian Cole
Trustee

/s/ Thomas C. Burgin
Thomas C. Burgin
Trustee

/s/ J. Garrett Stevens
J. Garrett Stevens
Trustee

/s/ Thompson S. Phillips, Jr.
Thompson S. Phillips, Jr.
Trustee